Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-269235

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 31, 2024.

Preliminary Prospectus Supplement

(To Prospectus dated February 24, 2023)

Arbe Robotics Ltd.

           Ordinary Shares

           Tranche A Warrants to Purchase up to            Ordinary Shares

           Tranche B Warrants to Purchase up to            Ordinary Shares

           Pre-Funded Warrants to Purchase up to            Ordinary Shares

           Ordinary Shares underlying the Tranche A Warrants

           Ordinary Shares underlying the Tranche B Warrants

           Ordinary Shares underlying the Pre-Funded Warrants

We are offering                of our ordinary shares, par value NIS 0.000216 per share, warrants to purchase up to           ordinary shares at an exercise price of $2.35 per whole ordinary share (the “Trance A Warrants”), and warrants to purchase up to           ordinary shares at an exercise price of $          per share (the “Tranche B Warrants,” and together with the Tranche A Warrants, the "Warrants") pursuant to this prospectus supplement and the accompanying prospectus. We are also offering to each purchaser of ordinary shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of ordinary shares. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one ordinary share. The purchase price of each Pre-Funded Warrant is equal to the price at which a unit is sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The ordinary shares, or at a purchaser’s election, the Pre-Funded Warrants, and Warrants will be sold in units, with each unit consisting of one ordinary share, one Tranche A Warrant, and one Tranche B Warrant. Each unit will be sold at a public offering price of $            per unit. The ordinary shares or Pre-Funded Warrants and Warrants will be issued separately but can only be purchased together in this offering. The Pre-Funded Warrants, Warrants and the ordinary shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

The Tranche A Warrants will be exercisable immediately, in whole or in part, and will expire on [●], 2029. The Tranche B Warrants will be exercisable immediately, in whole or in part, and will expire on the earlier to occur of (A) 20 trading days after we have provided written notice to the holders of Tranche B Warrants that the Triggering Event (as defined below) has occurred, and (B) October [ ], 2027. See “Description of Securities We are Offering—Tranche B Warrants.”

Our ordinary shares and warrants are listed on the NASDAQ Capital Market under the trading symbols “ARBE” and “ARBEW”, respectively. On October 30, 2024, the closing prices of our ordinary shares and warrants on the Nasdaq Capital Market were $1.89 per ordinary share and $0.24 per warrant. Our ordinary shares are also listed on the Tel Aviv Stock Exchange (the “TASE”) under the symbol “ARBE.” On October 30, 2024, the last reported trading price of our ordinary shares on the TASE was NIS 690, or $186.03 per share (based on the exchange rate reported by the Bank of Israel on such date). There is no established public trading market for the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants on the Nasdaq Capital Market, on any other national securities exchange or any other nationally recognized trading system.

	Per Ordinary Share, Accompanying Tranche A Warrant and Accompanying Tranche B Warrant	Per Pre-Funded Warrant, Accompanying Tranche A Warrant and Accompanying Tranche B Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses and fees, to us	$	$	$

(1)	In addition, we have agreed to pay the representative a cash fee of 6.0% of the aggregate gross proceeds received upon the exercise of the Tranche A Warrants and the Tranche B Warrants in accordance with the Financial Industry Regulatory Authority Rule 5110(g)(10) and to reimburse certain expenses of the underwriter in connection with this offering. See the section entitled “Underwriting” for additional information regarding total underwriting compensation.

We are an “emerging growth company” and a “foreign private issuer” as defined by the U.S. Securities and Exchange Commission (the “SEC”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Our Organization.”

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and the documents incorporated by reference herein and page 14 of the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about                  , 2024, subject to customary closing conditions.

Sole Bookrunner

Canaccord Genuity

The date of this prospectus supplement is , 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-269235) that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer and sell securities having an aggregate offering price of up to $100,000,000 from time to time.

This prospectus supplement describes the specific terms of the units we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the units in certain jurisdictions may be restricted by law. We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “Arbe,” “we,” the “Company” and similar designations refer to Arbe Robotics Ltd. and its subsidiaries. Our logo, trademarks and service marks are the property of Arbe Robotics Ltd. and its subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the accompanying prospectus and the documents incorporated by reference herein, contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. The use of the words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the documents that we have filed as exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect.

The statements contained or incorporated by reference in this prospectus supplement regarding the following matters are forward-looking by their nature:

●	Our projection of revenue and other operating results;

●	Our expectation that we will be engaging with Tier 1 automotive suppliers and OEMs which would be building the radars based on our chipset solution, eliminating expenses associated with system completion, requirement for undertaking significant capital expenditures associated with developing mass production manufacturing and the expenses of operating any such manufacturing capability;

●	Our belief that by we will meet the release conditions which will result in the release from escrow of the proceeds from the sale of the debentures by March 31, 2025, the date by which the conditions must be satisfied in order for the proceeds held in escrow to be released to us and that we will comply with the financial and other covenants set forth in the deed of trust dated May 30, 2024, by and between us and Mishmeret Trust Company Ltd., as trustee;

●	Our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	Our belief that our radar chipset heralds a breakthrough in radar technology that will enable Tier 1 manufacturers and OEMs to replace the current radars with an advanced solution that meets the safety requirements of Euro New Car Assessment Program (“Euro-NCAP”) and the United States National Highway Traffic Safety Administration (“NHTSA”) for autonomous vehicles at all levels of autonomous driving;

●	Our belief that a fully autonomous vehicle is seen as a potential solution for reducing the number of traffic accidents (due to the elimination of the “human element” from the equation), and as an incentive to create innovative autonomous vehicle-sharing services that will lead to the public foregoing the purchase of private vehicles, to reduce the problem of traffic congestion, and to significantly reduce fuel consumption and air pollution;

●	Our belief that automakers will choose to integrate advanced driver assistance systems (ADAS L2+/L3) based on several technologies simultaneously (imaging radar, camera and optionally LiDAR), and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	Our belief that our 4D imaging radar technology holds significant advantages for a fusion with camera over alternative technologies such as LiDAR laser systems and over current-generation radar technologies that are on the market presently or have been announced for development;

S-iii

●	Our belief that our ground-breaking technology that contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identify objects and distinguish between them with great long-range accuracy and a wide field of view, differentiates us and will enable us to successfully compete and develop and maintain a leadership position in its target markets;

●	Our expectation that our marketing strategy, primarily targeted at Tier 1 manufacturers, will foster cooperation with Tier 1 suppliers to integrate our radar chipsets into their radar systems to be sold to OEMs and that the Tier 1 suppliers that use our radar chipsets will be successful in marketing the systems to automakers;

●	Our belief that our engagement of Global Foundries for the manufacturing and supply chain management will provide us with a secure path in production for quality control and reliability for automotive requirements;

●	Our belief that as automakers seek to develop hands off/eyes off driving, imaging radar will become a critical ingredient and that our radar chipset will meet this need;

●	Our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain better experience with the technology;

●	Our expectation that awareness among automakers and vehicle owners of the importance and benefits of installing ADAS and partial autonomous driving L2+/L3 (even in the absence of binding regulation) has increased, and that it is likely that in the future, the vast majority of new vehicles will be equipped with these systems;

●	Our belief that our radar chipset solution will make it possible to enable the launch of an autonomous vehicle and will be the primary sensor for autonomous driving in the retail market in tandem with a camera;

●	Our belief that our existing infrastructure positions us to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which is expected to increase the demand for the technology and products that we are developing;

●	Our belief that an increased demand for autonomous vehicles and the transition to mass production of Level 2+ and higher autonomous vehicles, requiring advanced systems for automatically integrating vehicles in traffic and preventing traffic accidents, is expected to increase the demand for products in our field of activity in the time frame we anticipate; and

●	Our belief that a requirement on the part of insurance companies to install radar systems as a condition for issuing insurance policies is expected to increase the demand for our products.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are based upon our current expectations about future events, and our expectations may later be found to be incorrect. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications regarding third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in (i) Item 3.D “Risk Factors” in our Annual Report on Form 20-F/A for the year ended December 31, 2023 (as amended, the “2023 Annual Report”); (ii) Item 5. “Operating and Financial Review and Prospects” in our 2023 Annual Report, and (iii) other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement, to conform these statements to actual results or to changes in our expectations.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read this entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors” section contained in this prospectus supplement, and the financial statements and related notes thereto contained herein or otherwise incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business Overview

We are a provider of 4D imaging radar solutions, and we are leading a radar revolution, enabling safe driver-assist systems today while paving the way for fully autonomous driving in the future. We are a Tier 2 supplier, empowering Tier-1 companies, which are companies that supply parts or systems directly to OEMs (car manufacturers), autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with next-generation sensing based on our proprietary chipset and perception algorithms. While the role of automotive radars in the traditional perception paradigm was limited to “legacy ADAS features,” such as Adaptive Cruise Control (ACC) and Automatic Emergency Braking (AEB), the introduction of our imaging radar with its a high channel count delivers an order of magnitude better native resolution than existing radar solutions profoundly changes this paradigm, making the radar a key player in the overall driving solution including hands-free and eyes-off features. We believe that our imaging radar is essential for Level 2+ and higher levels of autonomy.

We provide long-range high resolution in 4D - the distance, the angular measurement of objects, both horizontally and vertically, and their relative speed. This is designed to enable the vehicle to determine the exact location and shape of objects. For example, it could determine whether a stationary object in front of a vehicle is a manhole cover you can drive over or a guardrail you need to avoid. Our 4D imaging radar is the world’s first radar to separate, track, and identify objects in any weather or lighting condition in 2K pixels, ultra-high resolution in both azimuth and elevation, delivering an image that we believe is 100 times more detailed than any commercial radar on the market. We achieve this capability with our proprietary radio frequency chipset with the highest channel count in the industry, and a groundbreaking radar processor chip, the first dedicated processor designed specifically for the performance and power saving requirements of the automotive industry.

Through our state-of-the-art analysis of the vehicle’s surroundings, we believe that our cutting-edge radar chipset incorporates the first radar technology detailed enough to enhance the OEM’s perception algorithms, elevating L2+ and higher applications from nice-to-have comfort solutions to must-have safety features. The data captured by our perception radar, based on our chipset technology, has the fidelity, richness and resolution to leverage artificial intelligence to identify, classify and track objects in 360° to create a full free space map around the vehicle, as well as an analysis of the evolving hazards sensed by the radars.

For more information on our business, see Item 4 “Information on the Company” in our 2023 Annual Report.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel 6713313. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements. Currently, we do not plan to rely on the home company exemption except with respect to the quorum requirement for shareholder meetings and with respect to the Nasdaq requirement of obtaining stockholder approval for certain issuances of more than 20% of our ordinary shares. The quorum required for an ordinary meeting of shareholders consist of at least two shareholders who hold at least 25% of the voting power of our shares. Israeli law has no requirement for obtaining shareholder approval for the issuance of equity securities and, accordingly, our board has the authority to issue ordinary shares without obtaining shareholder approval under circumstances where shareholder approval would be required under the Nasdaq corporate governance regulations.

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see the captions “Our Status as a Foreign Private Issuer under the Exchange Act” and “Our Status as an Emerging Grown Company” in Item 4 “Information on the Company” in our 2023 Annual Report.

THE OFFERING

Ordinary shares offered by us	ordinary shares.

Warrants offered by us	We are offering Tranche A Warrants to purchase of our ordinary shares and Tranche B Warrants to purchase of our ordinary shares. Each Tranche A Warrant has an initial exercise price of $2.35 per share and will be exercisable immediately, in whole or in part, and will expire on [●], 2029. Each Tranche B Warrant has an initial exercise price of $ per share and will be exercisable immediately, in whole or in part, and will expire on the earlier to occur of (A) twenty trading days after we provide written notice to the holders of the Tranche B Warrants that the Triggering Event (as defined below) has occurred, and (B) [●], 2027. See “Description of Pre-Funded Warrants and Warrants.” The Warrants and the ordinary shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus forms a part.

Pre-Funded Warrants offered by us	We are also offering, in lieu of ordinary shares, Pre-Funded Warrants to purchase up to ordinary shares to any purchasers whose purchase of ordinary shares in this offering would otherwise result in such investor, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding ordinary shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which each unit is being sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. See “Description of Pre-Funded Warrants and Warrants.” The Pre-Funded Warrants and the ordinary shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Ordinary shares outstanding immediately after the offering	ordinary shares. The number of shares of common stock outstanding after this offering assumes no exercise of the pre-funded warrants, Tranche A Warrants or Tranche B Warrants offered hereby.

Use of Proceeds

We estimate that the proceeds from this offering will be approximately $        million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ Capital Market symbols	“ARBE” and “ARBEW.” There is no public trading market for the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants on any securities exchange or other trading system. Without a trading market, the liquidity of the Pre-Funded Warrants, the Tranche A Warrants and the Tranche B Warrants will be extremely limited. See “Description of Pre-Funded Warrants and Warrants” for additional information.

The number of ordinary shares to be outstanding upon completion of this offering assumes no exercise of the Warrants, is based on 80,773,225 of our ordinary shares outstanding as of June 30, 2024, and excludes:

●	4,877,674 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2024 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.67 per share;

●	5,080,971 ordinary shares issuable upon the vesting of RSUs outstanding as of June 30, 2024; and

●	765,791 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of June 30, 2024.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants or vesting of RSUs.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our 2023 Annual Report, or any future Annual Report or other period report that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in how we use the proceeds from this offering, and we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have broad discretion in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively.  Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.  The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase ordinary shares, Pre-Funded Warrants or Warrants in this offering, you will incur immediate and substantial dilution in the net tangible book value of your ordinary shares.

Since the price per ordinary share being offered is substantially higher than the net tangible book value per share of our ordinary shares, you will suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on an offering price of $           per share, if you purchase ordinary shares or Pre-Funded Warrants in this offering, and the accompanying Tranche A Warrants and Tranche B Warrants in each case, you will suffer immediate and substantial dilution of $            per share with respect to the net tangible book value of the ordinary shares. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital in the future, we expect to offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.

There is no public market for the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants will be limited.

The Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants are speculative in nature. You may not be able to recover your investment in the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants, and the Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants may expire worthless.

The Pre-Funded Warrants, the Tranche A Warrants or the Tranche B Warrants do not confer any rights of ordinary share ownership on their holders, such as voting rights, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. The Tranche A Warrants will be exercisable immediately, in whole or in part, and will expire on [●], 2029. The Tranche B Warrants will be exercisable immediately, in whole or in part, and will expire on the earlier of (A) twenty (20) trading days after the occurrence of the Triggering Event and (B) [●], 2027. Accordingly, the period the Warrants will be outstanding and exercisable could be shorter than expected, after which any unexercised Warrants will have no further value.

Moreover, following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their offering price. In addition, there can be no assurance that the market price of our ordinary shares will equal or exceed the exercise price of the Warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the Warrants to exercise them.

We may not receive any additional funds upon the exercise of the Warrants.

The Warrants may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the applicable Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Warrants.

Holders of the Warrants will have no rights as ordinary shareholders until they acquire our ordinary shares.

Until you acquire our ordinary shares upon exercise of the Warrants, you will have no rights with respect to our ordinary shares issuable upon exercise of the Warrants, including the right to vote. Upon exercise of your Warrants, you will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

We do not anticipate declaring any cash dividends on our ordinary shares which may adversely impact the market price of our shares.

We have never declared or paid cash dividends on our ordinary shares and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our share price appreciates.

Sales of a significant number of ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a significant number of ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our at-the-market offering, sales by our affiliates, or otherwise could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of our ordinary shares or other equity-related securities, or the market perception that we are permitted to make such sales, would have on the market price of our ordinary shares.

The market price of our securities may be volatile, subject to wide fluctuations, and you may not be able to resell our securities at or above the price you paid.

The market price of our ordinary shares is volatile and fluctuations in the price of our ordinary shares could contribute to the loss of all or part of your investment. The market price of our ordinary shares could continue to be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our ordinary shares and our ordinary shares may trade at prices significantly below the price you paid for them. Due to such factors, the trading price of our ordinary shares may not recover and may experience a further decline. Such factors include but are not limited to:

●	actual or anticipated fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the automotive industry in general;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to develop and market our products;

●	the market’s perception as to our ability to develop and maintain any perceived technological advantage we may have;

●	actions by social media users to seek to increase activity in our securities;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements, including compliance with the Nasdaq continued listing requirements;

●	commencement of, or involvement in, litigation involving us or the automotive industry in general;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our ordinary shares available for public sale;

●	changes in trading patterns resulting from social media action not related to the results of our business;

●	any major change in our board or management;

●	sales of substantial amounts of our ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism; and

●	all of the risks described in these Risk Factors.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. Global stock markets in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, are not predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The dual listing of our ordinary shares may adversely affect the liquidity and value of our ordinary shares.

Our ordinary shares trade on the Nasdaq Capital Market and the Tel Aviv Stock Exchange. We cannot predict the effect of this dual listing on the value of our ordinary shares, including the extent to which an active market for our ordinary shares in the United State or Israel will be sustained. However, the dual listing of our ordinary shares may dilute trading liquidity in one or both markets and may adversely affect the further development of an active trading market for our ordinary shares in the United States.

USE OF PROCEEDS

We estimate that our net proceeds from the offering will be approximately $             million, based upon the offering price of $             per ordinary share unit and $             per Pre-Funded Warrant unit (which equals the offering price of the ordinary share unit less the $0.001 per share exercise price of each such Pre-Funded Warrant) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the Warrants are exercised in full for cash, the estimated net proceeds will increase to $             .

We currently intend to use the net proceeds from this offering for general corporate purposes and working capital. Pending use of the net proceeds, we intend to invest the net proceeds in short-term interest-bearing, investment-grade securities or in cash or money market funds. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings to fund the development and expansion of our business and do not expect to pay any dividends in the foreseeable future. As a result, investors in our ordinary shares will benefit in the foreseeable future only if our ordinary shares appreciate in value. Any future determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

The distribution of dividends may also be limited by the Israeli Companies Law, 5759-1999, which, unless otherwise approved by a court under limited circumstances set forth under applicable law, permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings) provided that the date of the financial statements is not more than six months prior to the date of distribution, whichever is higher. We are also only permitted to distribute a dividend if our board of directors or the court, as applicable, determines that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due.

TAXATION

Reference is made to the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Israeli Income Tax Considerations” in our 2023 Annual Report, which is incorporated herein by reference.

CAPITALIZATION

The following table sets for our capitalization as of June 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis to give effect to our sale in this offering of ordinary shares, Pre-Funded Warrants, Tranche A Warrants, and Tranche B Warrants at an offering price of $ per unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Selected Balance Sheet Information (dollars in thousands).

	June 30, 2024
	Actual	Pro Forma
Current assets	$59,996
Working capital	24,301
Accumulated deficit	(228,191)
Shareholders’ equity	25,511

The above table is based on 80,773,225 ordinary shares issued and outstanding as of June 30, 2024. The number of shares issued and outstanding as of June 30, 2024, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	4,877,674 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2024 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.67 per share;

●	5,080,971 ordinary shares issuable upon the vesting of RSUs outstanding as of June 30, 2024; and

●	765,791 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of June 30, 2024.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the price per ordinary share that you pay in this offering and the adjusted net tangible book value per ordinary share of our ordinary shares immediately after this offering.

Our net tangible book value on June 30, 2024, was approximately $25.5 million, or $0.32 per ordinary share. “Net tangible book value” represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. “Net tangible book value per ordinary share” is net tangible book value divided by the total number of shares outstanding as of June 30, 2024.

After giving effect to the sale of             ordinary shares in this offering at an offering price of $             per share, assuming no Pre-Funded Warrants are sold in the offering and no exercise of the Warrants, and after deducting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024, would have been approximately $             million, or $             per ordinary share. This represents an immediate increase in net tangible book value of $             per share to our existing stockholders and an immediate dilution in net tangible book value of $             per share to new investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per ordinary share and accompanying Warrants		$
Net tangible book value per ordinary share as of June 30, 2024	$0.32
Increase in net tangible book value per ordinary share attributable to this offering
As adjusted net tangible book value per ordinary share after giving effect to this offering
Dilution per ordinary share to new investors participating in this offering		$

The above table is based on 80,773,225 ordinary shares issued and outstanding as of June 30, 2024. The number of shares issued and outstanding as of June 30, 2024, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	4,877,674 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2024 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.67 per share;

●	5,080,971 ordinary shares issuable upon the vesting of RSUs outstanding as of June 30, 2024; and

●	765,791 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of June 30, 2024.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering our ordinary shares, Pre-Funded Warrants to purchase our ordinary shares, Warrants to purchase our ordinary shares, and the ordinary shares issuable from time to time upon exercise of the Warrants or Pre-Funded Warrants. No fractional warrants will be issued.

Ordinary Shares

Our authorized share capital consists of 165,000,000 ordinary shares, par value NIS 0.000216. As of June 30, 2024, we had 80,773,225 ordinary shares outstanding.

The material terms of our ordinary shares are described under the heading “Description of Equity Securities” in the accompanying base prospectus and in our Description of Securities filed as Exhibit 2.1 to our 2023 Annual Report on Form 20-F and incorporated herein by reference.

Continental Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our ordinary shares. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ARBE.”

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrant.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per ordinary share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at the Company’s election, the number of ordinary shares to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or national recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The ordinary shares issuable upon exercise of the Pre-Funded Warrants are currently traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that the holders of the Pre-Funded Warrants have the right to participate in distributions or dividends paid on our ordinary shares.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Waivers and Amendments

The Pre-Funded Warrant may be modified or amended, or the provisions of the Pre-Funded Warrant waived with our and the holder’s written consent.

Tranche A Warrants

The following is a summary of the material terms and provisions of the Tranche A Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Tranche A Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Tranche A Warrant for a complete description of the terms and conditions of the Tranche A Warrant.

Duration and Exercise Price

Each Tranche A Warrant offered hereby will have an initial exercise price per ordinary share equal to $2.35. The Tranche A Warrants will be immediately exercisable and will expire on [●], 2029. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Tranche A Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Exercisability

The Tranche A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Tranche A Warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Tranche A Warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche A Warrants. Purchasers of Tranche A Warrants in this offering may also elect prior to issuance of the Tranche A Warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

If, at the time a holder exercises its Tranche A Warrants, a registration statement registering the issuance of the ordinary shares underlying the Tranche A Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the Tranche A warrant.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the Tranche A Warrants. Rather, at the Company’s election, the number of ordinary shares to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Tranche A Warrant may be transferred at the option of the holder upon surrender of the Tranche A Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Tranche A Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Tranche A Warrants on any securities exchange or national recognized trading market. Without a trading market, the liquidity of the Tranche A Warrants will be extremely limited. The ordinary shares issuable upon exercise of the Tranche A Warrants are currently traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange.

Right as a Shareholder

Except as otherwise provided in the Tranche A Warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the Tranche A Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Tranche A Warrants. The Tranche A Warrants will provide that the holders of the Tranche A Warrants have the right to participate in distributions or dividends paid on our ordinary shares.

Fundamental Transaction

In the event of any fundamental transaction, as described in the Tranche A Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a Tranche A Warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the Tranche A Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Tranche A Warrants have the right to require us or a successor entity to redeem the Tranche A Warrants for cash in the amount of the Black-Scholes Value (as defined in each Tranche A Warrant) of the unexercised portion of the Tranche A Warrants concurrently with or within 30 days following the consummation of a fundamental transaction; provided, that if we, directly or indirectly, in one or more related transactions consummate a transaction (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 100% of our outstanding ordinary shares or 100% of the voting power of our common equity (a “Going Private Transaction”) then, we may, but are not required to, purchase the Tranche A Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Tranche A Warrant on the date of the consummation of such Going Private Transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Tranche A Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Tranche A Warrant that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If the holders of our ordinary shares are not offered or paid any consideration in such fundamental transaction, then such holders will be deemed to have received ordinary shares.

Waivers and Amendments

The Tranche A Warrants may be modified or amended, or the provisions of the Tranche A Warrants waived with our and the holder’s written consent.

Tranche B Warrants

The following is a summary of the material terms and provisions of the Tranche B Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Tranche B Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Tranche B Warrant for a complete description of the terms and conditions of the Tranche B Warrant.

Duration and Exercise Price

Each Tranche B Warrant offered hereby will have an initial exercise price per ordinary share equal to $           . At the election of the holder, in lieu of receiving ordinary shares upon the exercise of a Tranche B Warrant, can choose to receive pre-funded warrants having the same terms as the Pre-Funded Warrants, in which event the exercise price of the Tranche B Warrant will be reduced by the per-share exercise price of the pre-funded warrant.

The Tranche B Warrants will be immediately exercisable and will expire on the earlier to occur of (A) twenty (20) trading days after (i) we shall have publicly announced that we have entered into a definitive supply agreement with a named European automotive original equipment manufacturer pursuant to which such manufacturer has agreed to purchase products (and not services) from the Company having an aggregate sales price of at least $[●] million over the term of such agreement (the “Definitive Agreement Announcement”), (ii) the VWAP (as defined in the Tranche B Warrant) for each trading day in any period of ten (10) consecutive trading days within one calendar year of the date of the Definitive Agreement Announcement (such ten-day period, the “Measurement Period,” and such one-year period, the “Definitive Agreement Announcement Period”) is equal to or exceeds $2.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after [●], 2024), (iii) the trading volume of the ordinary shares (as reported by Bloomberg L.P.) on each trading day of the Measurement Period is at least 250,000 ordinary shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after [●], 2024), and (iv) the ordinary shares underlying ordinary shares and any ordinary shares issuable upon the exercise of any pre-funded warrants issued upon the exercise of a Tranche B Warrant (collectively, the “Saleable Shares”) are then covered by an effective registration statement and a current prospectus which can be used for the sale or other disposition of the Saleable Shares and we have no reason to believe that such registration statement and prospectus will not continue to be available for the Saleable Shares for the next thirty (30) trading days ((i) – (iv) collectively, the “Triggering Event,” and such twenty trading day period, the “Triggering Event Period”), and (B) [●], 2027.

The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Tranche B Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Exercisability

The Tranche B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Tranche B Warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Tranche B Warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche B Warrants. Purchasers of Tranche B Warrants in this offering may also elect prior to issuance of the Tranche B Warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

If, at the time a holder exercises its Tranche B Warrants, a registration statement registering the issuance of the ordinary shares underlying the Tranche B Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the Tranche B Warrant.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the Tranche B Warrants. Rather, at the Company’s election, the number of ordinary shares to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Tranche B Warrant may be transferred at the option of the holder upon surrender of the Tranche B Warrants to us together with the appropriate instruments of transfer.

No Shorting

During the Triggering Event Period and the Definitive Agreement Announcement Period, a holder of a Tranche B Warrant, to the extent the Tranche B Warrant remains unexercised in whole or in part, will not be permitted to, directly or indirectly or through an affiliate, enter into or effect any “short sale” of our ordinary shares or other hedging transaction which establishes a net short position with respect to our ordinary shares.

Trading Market

There is no trading market available for the Tranche B Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Tranche B Warrants on any securities exchange or national recognized trading market. Without a trading market, the liquidity of the Tranche B Warrants will be extremely limited. The ordinary shares issuable upon exercise of the Tranche B Warrants are currently traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange.

Right as a Shareholder

Except as otherwise provided in the Tranche B Warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the Tranche B Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Tranche B Warrants. The Tranche B Warrants will provide that the holders of the Tranche B Warrants have the right to participate in distributions or dividends paid on our ordinary shares.

Fundamental Transaction

In the event of any fundamental transaction, as described in the Tranche B Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a Tranche B Warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the Tranche B Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Tranche B Warrants have the right to require us or a successor entity to redeem the Tranche B Warrants for cash in the amount of the Black-Scholes Value (as defined in each Tranche B Warrant) of the unexercised portion of the Tranche B Warrants concurrently with or within 30 days following the consummation of a fundamental transaction; provided, that if we, directly or indirectly, in one or more related transactions consummate a transaction (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 100% of our outstanding ordinary shares or 100% of the voting power of our common equity (a “Going Private Transaction”) then, we may, but are not required to, purchase the Tranche B Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Tranche B Warrant on the date of the consummation of such Going Private Transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Tranche B Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Tranche B Warrant that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If the holders of our ordinary shares are not offered or paid any consideration in such fundamental transaction, then such holders will be deemed to have received ordinary shares.

Waivers and Amendments

The Tranche B Warrants may be modified or amended, or the provisions of the Tranche B Warrants waived with our and the holder’s written consent.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase, and we have agreed to sell to the underwriter ordinary shares, Pre-Funded Warrants and accompanying Tranche A Warrants and Tranche B Warrants.

Name	Number of Ordinary Shares with Accompanying Tranche A Warrants and Accompanying Tranche B Warrants	Number of Pre-Funded Warrants with Accompanying Tranche A Warrants and Accompanying Tranche B Warrants
Canaccord Genuity LLC

Total

The underwriter is obligated to take and pay for all of the ordinary shares, Pre-Funded Warrants and accompanying Tranche A Warrants and Tranche B Warrants offered by this prospectus supplement if any such securities are taken.

The underwriter initially proposes to offer the ordinary shares, Pre-Funded Warrants and accompanying Tranche A Warrants and Tranche B Warrants directly to the public at the combined offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $     per ordinary share and related warrants under the public offering price. After the initial offering, the combined offering price and other selling terms may from time to time be varied by the underwriter.

The following table shows the combined offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Ordinary Share, Accompanying Tranche A Warrant and Accompanying Tranche B Warrant	Per Pre-Funded Warrant, Accompanying Tranche A Warrant and Accompanying Tranche B Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses and fees, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            . We have agreed to reimburse the underwriter for certain expenses, including any relating to Financial Industry Regulatory Authority, Inc. matters, the qualification of the shares issued in this offering under state securities laws, and fees and expenses of counsel for the underwriter, in an amount up to $125,000 in the aggregate.

Upon any exercise of the Tranche A Warrants and the Tranche B Warrants issued in this offering, we have agreed to pay the representative a cash fee equal to 6.0% of the aggregate gross proceeds received upon the exercise of the Tranche A Warrants and the Tranche B Warrants in accordance with the Financial Industry Regulatory Authority Rule 5110(g)(10).

Our ordinary shares and warrants are listed on the NASDAQ Capital Market under the trading symbols “ARBE” and “ARBEW”, respectively. Our ordinary shares are also listed on the TASE under the symbol “ARBE.” The Pre-Funded Warrants, the Tranche A Warrants and the Tranche B Warrants will not be listed on any national securities exchange. There is no public trading market for the Pre-Funded Warrants, the Tranche A Warrants and the Tranche B Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants, the Tranche A Warrants and the Tranche B Warrants on any securities exchange or other trading system. Without a trading market, the liquidity of the Pre-Funded Warrants, the Tranche A Warrants and the Tranche B Warrants will be extremely limited.

We and all of our directors and executive officers (the “lock-up parties”) have agreed that, subject to certain exceptions, without the prior written consent of Canaccord Genuity LLC, we and they will not, and will not publicly disclose an intention to, as applicable, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (the “restricted securities”) or file any registration statement with the SEC relating to any of the foregoing; or

●	enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted shares whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply with respect to:

●	transfers as a bona fide gift or gifts;

●	transfers to any trust for the direct or indirect benefit of the lock-up party or the lock-up party’s immediate family member;

●	transfers to (a) the members of the lock-up party’s immediate family, (b) if the lock-up party is a corporation, limited liability company, partnership or other entity, its partners, shareholders, members of, or owners of similar equity interests in the lock-up party by way of distribution upon the liquidation and dissolution of the lock-up party or (c) any affiliate of the lock-up party;

●	transfers pursuant to a qualified domestic order or in connection with a settlement related to the distribution of assets in connection with the dissolution of marriage or civil union;

●	transfers by will or intestate succession to the legal representative, heir, beneficiary, or the lock-up party’s immediate family member upon death of the lock-up party;

●	exercises of an option to purchase ordinary shares granted under any of our stock incentive plans described in this prospectus supplement, provided that the underlying ordinary shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement and if the lock-up party is required to file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, the lock-up party shall clearly indicate in the footnotes thereto the nature and conditions of such exercise or transfer and no other filing or public announcement shall be made voluntarily during the restricted period in connection with such exercise or transfer;

●	establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that, such plan does not provide for any transfers of our ordinary shares, and no filing with the SEC or other public announcement shall be required or voluntarily made by the lock-up party or any other person in connection therewith, in each case during the restricted period;

●	sales or dispositions of ordinary shares pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act, that is in effect as of the date of this prospectus supplement and the related filings with the SEC that are required under the Exchange Act, provided that any such filings indicate by footnote disclosure or otherwise that such sale or disposition was made in connection with a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act and the date such trading plan was entered into;

●	transfers or dispositions of ordinary shares purchased on the open market following the offering, provided that no filing under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares shall be required or voluntarily made during the restricted period; or

●	sales of restricted securities for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting of our securities, it being understood that all ordinary shares received upon such vesting or transfer will remain subject to the restrictions of the lock-up agreement during the restricted period, and provided that if the lock-up party is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of the lock-up party’s ordinary shares during the restricted period related to such disposition, the lock-up party shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the lock-up party in connection with such vesting event and no other filing or public announcement shall be made voluntarily during the restricted period in connection with such vesting or transfer.

In addition, the restrictions set forth above do not apply in certain circumstances, including:

●	the issuance of ordinary shares contemplated by the underwriting agreement;

●	the issuance of ordinary shares pursuant to employee stock option plans, stock incentive plans, stock ownership plans or dividend reinvestment plans existing on the date of this prospectus supplement (including ordinary shares issuable upon exercise of options granted thereunder); or

●	the issuance of ordinary shares upon the conversion of securities or the exercise of warrants outstanding on the date of this prospectus supplement.

Canaccord Genuity LLC in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the ordinary shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriter, or selling group members, if any, participating in this offering.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities offered hereby is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and/or (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, 5728-1968, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity under Israeli law of our ordinary shares offered by this prospectus supplement and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co. We are also being represented as to certain matters of U.S. federal law and New York state law by Ellenoff Grossman & Schole LLP. Certain U.S. legal matters in connection with this offering will be passed upon for the underwriter by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The current address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, PO Box 609, Tel Aviv 61006, Israel.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus supplement, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Our annual report on Form 20-F for the year ended December 31, 2023, which was filed with the SEC on March 28, 2024 and amended on April 11, 2024;

2.	Our reports on Form 6-K filed on May 22, 2024*, June 7, 2024 (as amended on June 18, 2024), July 1, 2024, August 6, 2024**, August 23, 2024, and September 12, 2024; and

3.	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40884, filed with the SEC on October 6, 2021), including any amendments or reports filed for the purpose of updating such description.

*	Only the consolidated balance sheets at March 31, 2024 and December 31, 2023, the consolidated statements of operations for the three months ended March 31, 2024 and 2023, and the consolidated statements of cash flows for the three months ended March 31, 2024 and 2023, are incorporated by reference herein.

**	Only the consolidated balance sheets as at June 30, 2024 and December 31, 2023, the consolidated statements of operations for the six months ended June 30, 2024 and 2023, and the consolidated statements of cash flows for the six months ended June 30, 2024 and 2023, are incorporated by reference herein.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement including all such documents we may file with the SEC after the date hereof, but excluding any information furnished to, rather than filed with, the SEC, unless otherwise indicated, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

All of these documents are available at the SEC’s website, www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.ir.arberobotics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the accompanying prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus supplement, including exhibits that are specifically incorporated by reference into such documents, by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Arbe Robotics Ltd.

US$100,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Arbe Robotics Ltd. (“Arbe,” “we,” “us” or the “Company”) may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our ordinary shares are listed on Nasdaq under the symbol “ARBE.” On January 12, 2023, the closing prices for our ordinary shares on the Nasdaq Stock Market was $4.19 per ordinary share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Please read this prospectus and the documents incorporated by reference herein carefully. These documents describe our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling shareholders have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed or incorporated by reference in this prospectus, other than the information and representations contained or incorporated by reference in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or the selling shareholders.

The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. The selling shareholders is offering to sell and seeking offers to buy these ordinary shares only in jurisdictions where offers and sales are permitted. We are not making an offer of any ordinary shares in any jurisdiction where the offer is not permitted. This prospectus will not be updated and made available for delivery except to the extent required by the federal securities laws.

We are responsible for the disclosure in this prospectus. However, this prospectus (including the documents incorporated by reference herein) includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. Such information contained or incorporated by reference herein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this resale prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Arbe,” “the Company” and “our company” refer to Arbe Robotics Ltd. The term “ordinary shares” refers to our ordinary shares, par value NIS 0.000216 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. The use of the words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements contained herein include, but are not limited to, statements about: Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

The statements contained or incorporated by reference in this prospectus regarding the following matters are forward-looking by their nature:

●	Our projection of revenue and other operating results;

●	Our expectation that we will be engaging with Tier 1 automotive suppliers and OEMs which would be building the radars based on our chipset solution, eliminating expenses associated with system completion, requirement for undertaking significant capital expenditures associated with developing mass production manufacturing and the expenses of operating any such manufacturing capability;

●	Our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	Our belief that our radar chipset heralds a breakthrough in radar technology that will enable Tier 1 manufacturers and OEMs to replace the current radars with an advanced solution that meets the safety requirements of Euro-NCAP and NHTSA for autonomous vehicles at all levels of autonomous driving;

●	Our belief that a fully autonomous vehicle is seen as a potential solution for reducing the number of traffic accidents (due to the elimination of the “human element” from the equation), and as an incentive to create innovative autonomous vehicle-sharing services that will lead to the public foregoing the purchase of private vehicles, to reduce the problem of traffic congestion, and to significantly reduce fuel consumption and air pollution;

●	Our belief that automakers will choose to integrate advanced driver assistance systems (ADAS) based on several technologies simultaneously (radar, camera and LiDAR), and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	The extent to which the conditions in the People’s Republic of China (“PRC”), including any possible adverse effects resulting from the change from the PRC’s zero COVID policy may affect our business with PRC-based tier-1 suppliers and automakers.

●	Our belief that our 4D imaging radar technology holds significant advantages over alternative technologies such as vision through cameras or LiDAR laser systems and over current-generation radar technologies that are on the market presently or have been announced for development;

●	The timing of the mass production by automakers of Level 2+ and higher vehicles that would use our radar systems;

●	Our belief that our ground-breaking technology that contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identify objects and distinguish between them with great long-range accuracy and a wide field of vision, differentiates us and will enable us to successfully compete and develop and maintain a leadership position in our target markets;

●	Our belief that our products will be competitively priced;

●	Our expectation that our marketing strategy, primarily targeted at Tier 1 manufacturers, will foster cooperation with Tier 1 manufacturers to integrate our radar chipsets into the radar systems that Tier 1 manufacturers will sell to OEMs;

●	Our belief that that outsourcing with GlobalFoundries will provide us a secure path in production for quality control and reliability for automotive requirements;

●	Our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain better experience with the technology;

●	Our expectation that awareness among automakers and vehicle owners of the importance and benefits of installing ADAS (even in the absence of binding regulation) has increased, and that it is likely that in the future, the vast majority of new vehicles will be equipped with these systems;

●	Our belief that our radar chipset will make it possible to launch of an autonomous vehicle and will be the primary sensor for autonomous driving in the retail market in tandem with a camera;

●	Our belief that our existing infrastructure positions us well to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which is expected to increase the demand for the technology and products that we are developing;

●	Our belief that the automotive market, which experienced significant slowdown in 2020 and 2021 following the spread of the coronavirus (COVID-19) pandemic and a shortage of semiconductors, is expected to resume growth during 2023;

●	Our belief that an increased demand for autonomous vehicles and the transition to mass production of Level 2 and higher autonomous vehicles, requiring advanced systems for automatically integrating vehicles in traffic and preventing traffic accidents, are expected to increase the demand for products in our field of activity; and

●	Our belief that a requirement on the part of insurance companies to install radar systems as a condition for issuing insurance policies is expected to increase the demand for our products.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are based upon our current expectations about future events, and our expectations may later be found to be incorrect. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in (i) Item 3.D “Risk Factors” in our 2021 Annual Report, and under the caption “Risk Factors” in our July 11, 2022 Prospectus; (ii) the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Annual Report and our July 11, 2022 Prospectus, and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

THE COMPANY

We are leading a radar revolution with our proprietary 4D Imaging Radar solutions. Using cutting-edge technology, we offer what we believe is the highest quality radar image on the market allowing safe driver-assist systems today while paving the way for fully autonomous driving.

We empower automakers (OEM’s), tier-1 automotive suppliers (automotive module manufacturers), delivery robots, and commercial and industrial vehicles, with next-generation sensing and paradigm-changing perception. Our imaging radar offers higher resolution than any other radar solution in the market and is an essential sensor for Level 2+ and above.

Our proprietary technology offers 4D Imaging Radar solutions that include a radio frequency chipset with the highest channel count in the industry — 2.304, and a ground-breaking radar processor chip, the first processor designed specifically for the performance and power saving requirements of the automotive industry. All coupled with AI-based post-processing capabilities.

Our 4D imaging radar can detect distance, relative speed, angular measurement of objects and their height above the road in any weather or lighting condition in 2K ultra-high resolution in both azimuth and elevation, delivering an image that we believe is X100 more detailed than any other radar on the market. It is also the first radar to empower perception algorithms, a paradigm-changing achievement of free spacing mapping, object tracking and identification and SLAM (Simultaneous Localization and Mapping). Our latest offering, a 360° Radar-Based Perception Solution that provides an integrated analysis of the complete vehicle surroundings in long range. The surround data, captured by a suite of Arbe’s perception radars, which leverage artificial intelligence to identify, classify, and track objects in 360°, is processed in real-time to create a full free space map around the vehicle, as well as an analysis of the evolving hazards sensed by the radars.

Our unique solution addresses the core challenges of autonomous vehicle and autopilot driving detect stationary objects — a manhole cover it can drive over or a guardrail it needs to avoid — identify vulnerable road users and eliminate false alarms without radar ambiguities. By complementing camera capabilities to achieve a full sensing environment and redundancy, it addresses all driving scenarios and environment use cases, making its solution a mandatory sensor for vehicles which operate at a Level 2+ autonomy and above. The former relates to a condition where automation systems are integrated though the driver is still required, whereas in the levels above, the higher you go, the more autonomous the vehicle will be, with a Level 5 vehicle being fully autonomous with no driver input.

For more information on our business, see Item 4 of our 2021 Annual Report and the caption “Business” in our July 11, 2022 prospectus.

COVID-19 Impact

During 2020 and 2021, the spread of COVID-19 and the actions taken by governments have had an impact on the automotive industry, which at first estimated a reduced demand but then experienced a significant increase in demand for vehicle production and sales, which caused a chip shortage reality. As a result, some automotive factories were shut down at the beginning of this period, and some projects were placed on hold or cancelled. In addition, travel restrictions, remote work guidelines, limitations on face-to-face meetings, COVID-19 isolations and sick days, required us to change our work methods and adjust. We believe we managed to maintain our progress, relying on new work methods and on our relationships such as our supply relationship with GlobalFoundries to stay on track. We considered the impact of COVID-19 on our estimates and assumptions and determined that there were no material adverse impacts on us for the nine months ended September 30, 2022.

Tier 1 automotive suppliers and OEMs have generally resumed operations. The automotive factories in the People’s Republic of China (the “PRC” or “China”) were early to return to normal and are currently operating at an accelerated rate. However, as a result of the PRC’s zero-COVID policy, several provinces and municipalities in China experienced lockdown as a result of potential spread of increased COVID 19 infections. Although the restrictions that had been imposed by governments have largely been reduced, if not eliminated, the PRC had maintained its zero-COVID policy, with resulting lockdowns and closures, which affected our business with PRC-based tier-1 suppliers and automakers. The PRC has recently changed from its zero-COVID policy, and we cannot predict what effect, if any, a significant increase in hospitalizations and deaths will have on the business of China-based Tier-1 automotive suppliers and automobile factories. Further, we cannot assure you that China will not experience further lockdowns and that such lockdowns will not affect us.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see the captions “Foreign Private Issuer Status” and “Implications of Being an Emerging Growth Company” in the Prospectus Summary of our July 11, 2022 Prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors set forth in our 2021 Annual Report and our July 11, 2022 Prospectus incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital and capital expenditures. Additional information relating to our use of proceeds from a specific offering may be set forth in an applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

TAXATION

Reference is made to the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Israeli Tax Considerations” in our July 11, 2022 Prospectus. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	through block transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	at negotiated prices; or

●	In any other way in which securities may be distributed.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

DESCRIPTION OF SECURITIES

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100 million. The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

DESCRIPTION OF EQUITY SECURITIES

Our authorized share capital consists of 130,000,000 ordinary shares, par value NIS 0.000216. As of December 31, 2022, we had 64,248,984 ordinary shares outstanding.

A description of our ordinary shares can be found in “Description of Securities,” filed as Exhibit 2.1 to our 2021 Annual Report and incorporated by reference herein.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100 million.

Reference is made to Exhibit 2.1 to our 2021 Annual Report for a description of our outstanding warrants.

Preferred shares, which are shares with preferential rights relating, among other things, to dividends, voting, liquidation as well as conversion into ordinary shares or other securities, redemption and repayment of share capital, can be created by adoption of a resolution of the shareholders at a general meeting of shareholders at which a quorum is present, by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon. As of the date of this prospectus, we have no authorized preferred shares.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued pursuant to an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. A form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

EXPENSES

Set forth below is an itemization of the total expenses that we expect to incur in connection with this post-effective amendment. All amounts, other than the SEC registration fee, are estimates.

SEC registration fee		$11,020.00
FINRA filing fee			*
Legal fees and expenses		10,000.00	*
Accounting fees		30,000.00	*
Printing fees		5,000/00	*
Miscellaneous expenses		2,000.00	*
Total	$		*

*	Expenses in connection with any specific issuances of securities will be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co with Hamburger Evron., Tel-Aviv, Israel. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by our special counsel or counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Our annual report on Form 20-F for the year ended December 31, 2021, which was filed with the SEC on March 31, 2022 (the “2021 Annual Report”);

2.	Our prospectus dated June 22, 2022, which was filed with the SEC on June 23, 2022 (the “June 22, 2022 Prospectus”);

3.	Our prospectus dated July 11, 2022, which was filed with the SEC on July 19, 2022 (the “July 11, 2022 Prospectus”);

4.	Our report on Form 6-K furnished to the SEC on May 12, 2022*;

5.	Our report on Form 6-K furnished to the SEC on May 13, 2022;

6.	Our report on Form 6-K, furnished to the SEC on May 24, 2022;

7.	Our report on Form 6-K furnished to the SEC on June 22, 2022;

8.	Our report on Form 6-K furnished to the SEC on August 16, 2022;

9.	Our report on Form 6-K furnished to the SEC on November 14, 2022*;

10.	Our report on Form 6-K furnished to the SEC on January 13, 2023, which includes unaudited financial statements for the nine months ended September 30, 2022.

11.	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40884, filed with the SEC on October 6, 2021, including any amendments or reports filed for the purpose of updating such description.

*	Excluding non-GAAP measurements.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus including all such documents we may file with the SEC after the effective date of registration statement of which this prospectus is a part, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

All of these documents are available at the SEC’s website, www.sec.gov. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ARBE ROBOTICS LTD.

             Ordinary Shares

             Tranche A Warrants to Purchase up to              Ordinary Shares

             Tranche B Warrants to Purchase up to              Ordinary Shares

             Pre-Funded Warrants to Purchase up to              Ordinary Shares

             Ordinary Shares underlying the Tranche A Warrants

             Ordinary Shares underlying the Tranche B Warrants

             Ordinary Shares underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Canaccord Genuity

, 2024